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                                                                    Exhibit 23.1

                        Independent Auditors' Consent

The Board of Directors
Integral Solutions Limited:

We consent to the incorporation by reference in the registration statements (Nos. 333-41207, 333-21025, and 333-10423) on Form S-3, the registration statements (Nos. 33-73120, 33-73130, 33-74402, 33-80799, 333-63167, and
333-25869) on Form S-8, and the registration statement (No. 333-15427) on Form S-4 of SPSS Inc. of our report dated September 10, 1998, with respect to the consolidated financial statements of Integral Solutions Limited and Subsidiary Company, which report appears in the Form 8-K/A of SPSS Inc. dated December 31, 1998.


/s/ BKL Weeks Green
-------------------
BKL Weeks Green

12 March 1999